Exhibit 99.1

Contacts:

Investors

Bob Okunski

408-240-5447

Bob.Okunski@sunpowercorp.com

Media

Natalie Wymer

650-223-9132

Natalie.Wymer@sunpowercorp.com

SunPower Provides Preliminary Second-Quarter 2011 Results

SAN JOSE, Calif., July 25, 2011 – SunPower Corp. (NASDAQ: SPWRA, SPWRB) today announced preliminary results for its fiscal second-quarter ended July 3, 2011.

For the 2011 second-quarter, SunPower expects revenue to be in the range of approximately $590 million to $595 million, in line with its previous outlook of $550 million to $600 million.

The company now expects its second-quarter non-GAAP gross margin to be in the range of approximately 12 percent to 13 percent, compared to its previously announced outlook of 15 percent to 17 percent. The company also expects its non-GAAP earnings per share for the quarter to be a loss of approximately ($0.19) to ($0.20) from its previous outlook of ($0.05) to $0.10 per share. Preliminary second quarter results reflect a shift in product mix related to market conditions in Germany and recent policy changes in Italy. On a GAAP basis, the company expects gross margin to be in the range of approximately 3 percent to 4 percent and a GAAP loss per share of approximately ($1.50) to ($1.55). Preliminary GAAP financial results include one-time pre-tax charges totaling approximately $75 million, including $29.3 million related to the company’s panel reallocation strategy, $13.1 million in expenses related to the Total tender offer, and $32.5 million related to the write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts.

“While we met our revenue goals for the second quarter, our gross margin and bottom line performance was impacted by market conditions in Germany and Italy,” said Tom Werner, SunPower president and CEO. “Despite these challenges, we successfully reduced inventory quarter over quarter and have begun the process of cancelling above-market third-party cell contracts. In addition, we continue to execute on our accelerated cost reduction roadmap and are ahead of our original plan. With the closure of the Total transaction, we commenced negotiations with banks to effectively utilize our $1 billion credit support agreement and expect to enter into new and more flexible credit facilities shortly. With continued strong demand for our high-efficiency systems and our partnership with Total, we are poised to gain share profitably.”

SunPower will discuss its second quarter performance and update its 2011 outlook on a conference call on Tuesday, August 9, 2011 at 1:30 p.m. PDT. The call-in number is 517-623-4618, passcode SunPower. The call will be webcast and can be accessed from SunPower’s website at http://investors.SunPowercorp.com/events.cfm.

About SunPower

SunPower Corp. (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on the company’s quarter century of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North America, Europe, Australia and Asia. For more information, visit www.SunPowercorp.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts and may be based on underlying assumptions. The company uses words and phrases such as “preliminary,” “expects,” “outlook,” “will,” “roadmap,” “plan,” “poised,” “begun the process,” “continued,” “continue to execute,” and similar expressions to identify forward-looking statements in this press release, including forward-looking statements regarding: (a) preliminary Q2 2011 results for revenues, GAAP and non-GAAP gross margins, GAAP and non-GAAP net loss per diluted share, and GAAP one-time pre-tax charges; (b) cost reduction efforts; (c) entering into new and more flexible credit facilities; (d) gaining share profitably; and (e) demand for high-efficiency systems. Such forward-looking statements are based on information available to the company as of the date of this release and involve a number of risks and uncertainties, some beyond the company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including risks and uncertainties such as: (i) finalizing adjustments to the preliminary estimates for second-quarter results and one-time charges; (ii) our ability to achieve the expected benefits from the Total investment, including through the credit support agreement; (iii) the impact of regulatory changes and the continuation of governmental and related economic incentives promoting the use of solar power, for example the recent changes to the Italian feed-in tariff, and the impact of such changes on our revenues, financial results, and any potential impairments to our intangible assets, project assets, and goodwill; (iv) increasing competition in the industry and lower average selling prices, and any revaluation of inventory as a result of decreasing ASP or reduced demand; (v) the company’s ability to obtain and maintain an adequate supply of raw materials, components, and solar panels, as well as the price it pays for such items and third parties’ willingness to renegotiate or cancel above market contracts; (vi) general business and economic conditions, including seasonality of the solar industry and growth trends in the solar industry; (vii) the company’s ability to revise its portfolio allocation geographically and across downstream channels to respond to regulatory changes; (viii) the company’s ability to increase or sustain its growth rate; (ix) construction difficulties or potential delays, including obtaining land use rights, permits, license, other governmental approvals, and transmission access and upgrades, and any litigation relating thereto, for example any environmental litigation relating to the CVSR project; (x) the significant investment required to construct power plants and the company’s ability to sell or otherwise monetize power plants; (xi) fluctuations in the company’s operating results and its unpredictability, especially revenues from the UPP segment or in response to regulatory changes; (xii) the availability of financing arrangements for the company’s utilities projects and the company’s customers; (xiii) potential difficulties associated with operating the joint venture with AUO and the company’s ability to achieve the anticipated synergies and manufacturing benefits, including ramping Fab 3 according to plan; (xiv) the company’s ability to remain competitive in its product offering, obtain premium pricing while continuing to reduce costs and achieve lower targeted cost per watt; (xv) the company’s liquidity, substantial indebtedness, and its ability to obtain additional financing; (xvi) manufacturing difficulties that could arise; (xvii) the success of the company’s ongoing research and development efforts and the acceptance of the company’s new products and services; (xviii) the company’s ability to protect its intellectual property; (xix) the company’s exposure to foreign exchange, credit and interest rate risk; (xx) possible impairment of goodwill; (xxi) possible consolidation of the joint venture AUO SunPower; and (xxii) other risks described in the company’s Annual Report on Form 10-K for the year ended January 2, 2011, Quarterly Report on Form 10-Q for the quarter ended April 3, 2011 and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude certain items, as described below. Management does not consider these items in evaluating the core operational activities of SunPower. The specific non-GAAP measures listed below are gross margin and net loss per share. Management believes that each of these non-GAAP measures (gross margin and net income/(loss) per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower’s results of operations across different reporting periods on a consistent basis, independent of these items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower’s operating results in a manner that is focused on its ongoing core operating performance, absent the effects of these items. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the company’s current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

As described in detail within SunPower’s historical communications regarding non-GAAP financial measures, such financial measures exclude the following recurring non-cash items: (i) amortization of intangible assets, (ii) stock based compensation, (iii) non-cash interest expense, (iv) amortization of promissory notes, (v) mark-to-market derivatives, (vi) gain on change in equity interest in unconsolidated investee and (vii) the related tax effect of these items, as management believes they do not accurately reflect SunPower’s ongoing operating results. In addition to the above items, SunPower’s non-GAAP financial measures, presented herein, further exclude one or more of the following items:

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Restructuring charges. These charges relate to cost reduction activities, including costs associated with employee severance and lease termination. Restructuring charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

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Write-down of project assets. These charges relate to write-downs of certain capitalized costs relating to solar power system projects in various stages of development that we incur prior to the sale of the solar power system. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

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Acquisition related costs. Management excludes transaction expenses incurred in connection with the April 28, 2011 Tender Offer Agreement with Total Gas & Power USA, SAS, as it enhances the ability of investors to compare SunPower’s operating results over different reporting periods because they are the result of infrequent events and arise outside the ordinary course of operations.

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Third-party inventory charges. These charges relate to the write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts. Such charges are excluded from non-GAAP financial measures as they are related to a discrete event and are not reflective of ongoing operating results.

Reconciliation of Preliminary GAAP Financial Measures to Non-GAAP Financial Measures

Q2 2011 GUIDANCE:
Revenue (in $000’s):	$590,000-$595,000
Gross margin (non-GAAP)	12%-13% (a	)
Gross margin (GAAP)	3%-4%
Net loss per share (non-GAAP)	($0.19)-($0.20) (b	)
Net loss per share (GAAP)	($1.50)-($1.55)

(a)	Estimated non-GAAP amounts above for Q2 2011 reflect adjustments that exclude amortization of intangible assets of approximately $0.1 million, stock-based compensation expense of approximately $5.3 million, non-cash interest expense of approximately $0.7 million, write-down of project assets of approximately $16.0 million, and write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts of approximately $32.5 million.
(b)	Estimated non-GAAP amounts above for Q2 2011 reflect adjustments that exclude amortization of intangible assets of approximately $6.9 million, stock-based compensation expense of approximately $12.8 million, non-cash interest expense of approximately $7.0 million, write-down of project assets of approximately $16.0 million, write-down of third-party inventory and costs associated with the termination of third-party cell supply contracts of approximately $32.5 million, restructuring charges of approximately $13.3 million, transaction expenses related to the April 28, 2011 Tender Offer Agreement of approximately $13.1 million, amortization of promissory notes of approximately $0.7 million, loss on mark-to-market derivatives of approximately $0.1 million, gain on change in equity interest in unconsolidated investee of approximately $0.3 million, and the related tax effect of these items of approximately $27.4 million.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

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